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                                                                     EXHIBIT 4.7

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES AND INTEREST HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OR REGULATION S UNDER THE SECURITIES ACT IF APPLICABLE, OR (C) INSIDE THE UNITED STATES (i) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR (ii) IN COMPLIANCE WITH ANOTHER APPLICABLE EXEMPTION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, SUCH COMPLIANCE, AT THE OPTION OF THE CORPORATION, TO BE EVIDENCED BY AN OPINION OF COUNSEL, IN FORM ACCEPTABLE TO THE CORPORATION, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT.

                                PROMISSORY NOTE


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     FOR VALUE RECEIVED, the undersigned, GLOBALTEL RESOURCES, INC., a
Washington corporation (the "Maker"), HEREBY PROMISES TO PAY to the order of Robert N. Staudacher (the "Holder"), the principal sum of
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                                together with interest as hereinafter provided,
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pursuant to the terms and provisions of this Note.

     Maker further agrees as follows:

     1.   Interest. Maker shall pay interest on principal balances owing
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hereunder at a rate of 10% per annum. Interest shall be computed on the basis of a 365-day year, for the actual number of days elapsed. After any breach or default, all sums then and thereafter owing hereon, including then accrued and thereafter accruing interest, shall bear interest at a rate per annum of 12%
(the "Default Rate"). Notwithstanding any other provision of this Note, interest, fees and charges payable by reason of the indebtedness evidenced hereby shall not exceed the maximum, if any, permitted by any governing law.

     2.   Conversion or Payment.
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          2.1  If the conditions for conversion of this Note described in
Section 2.2 do not occur prior to twelve (12) months after the date of this Note (the "Term") all principal and accrued interest hereunder shall be payable at the end of the Term.

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          2.2  If, prior to the end of the Term, Maker closes an offering or offerings (the "Offering") of its securities with aggregate gross proceeds to Maker of at least Twenty-Five Million Dollars ($25,000,000) (the "Conversion Condition"):

               (a) Maker shall give written notice to Holder at least five (5) days prior to the closing that will cause the Conversion Condition to be satisfied (the "Conversion Closing") of (i) the date of the Conversion Closing,
(ii) the rights and preferences of the securities of Maker to be sold at the Conversion Closing (the "Offered Shares") and (iii) the price per share to be paid for the Offered Shares by the investors at the Conversion Closing (the "Per Share Price"), and (iv) if the securities are a class of preferred stock convertible into shares of common stock, the price per share of common stock that the investors would have effectively paid if the securities were converted into shares of common stock at the Conversion Closing (the "Per Common Share Price"), and

               (b) Holder shall have the right, at its sole discretion, by written notice to Maker at any time prior to the date of the Conversion Closing, to apply all unpaid principal and accrued interest hereunder to the purchase of such number of shares of common stock equal to the total amount of the unpaid principal and accrued interest hereunder on the date of the Conversion Closing divided by the Per Share Price (unless there is a Per Common Share Price, in which case the Per Common Share Price shall be used), and, upon issuance of such number of the shares to Holder, this Note shall be deemed fully paid and be of no further force or effect, and

               (c) If Holder does not give written notice of its election to purchase all of the shares of common stock available for purchase under Subsection 2(b), Maker shall pay to Holder the unpaid principal and accrued interest hereunder in full upon, or immediately after, the Conversion Closing.

     3.   Default. In the event of any default, all sums owing and to become
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owing hereunder shall bear interest thereafter at the Default Rate per annum and, at the option of the Holder, shall become immediately due and payable. A "default" shall mean any one or more of the following: (a) failure to pay when due any sum then owing hereon; (b) any failure to perform or comply with any of the agreements, terms and conditions of this Note; or (c) the insolvency of Maker or the filing of any petition or other pleading by or against Maker for the appointment of a receiver or under or pursuant to any bankruptcy or other debtor relief law. Maker agrees to pay all costs and expenses which the Holder may incur by reason of any default, including, without limitation, reasonable attorneys' fees with respect to legal services relating to any default and to a determination of any rights or remedies of the Holder under this Note, and reasonable

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attorneys' fees relating to any actions or proceedings which the Holder may institute or in which the Holder may appear or participate and in any reviews thereof and appeals therefrom. Any judgment recovered by the Holder hereon shall bear interest at the Default Rate per annum, but not to exceed the highest rate then permitted by law.

     4.   Payment and Notices. Any payment hereon at the option of Holder shall
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be applied first to interest then accrued and then to principal. Principal, interest and fees are payable in lawful money of the United States of America, in same day funds, to the Holder at:
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                                        , or at such other place as the Holder
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may specify in writing. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery, or five days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed (i) if to Maker, as set forth below Maker's name and signature on the signature page of this Note and
(ii) if to Holder, at the address set forth in this Section 4, or at such other address as Maker or Holder may designate by ten (10) days' advance written notice to Holder or Maker, respectively.

     5.   Governing Law. This Note shall be governed for all purposes by the
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laws of Washington (excluding, however, all choice-of-law provisions in
Washington law), and all parties hereto consent and agree to the exclusive jurisdiction of the Superior Court of the State of Washington and exclusive venue in King County, Washington. If any term or provision of this Note, or the applicability thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Note, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and shall continue in full force and effect.

                                       GLOBALTEL RESOURCES, INC.

                                       By:  /s/ RONALD P. ERICKSON
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                                       Title:  PRESIDENT
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                                       1520 Eastlake Avenue East
                                       Suite 210
                                       Seattle, WA 98102